Exhibit 10.5

AMENDMENT NUMBER ONE

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and among

PENNYMAC LOAN SERVICES, LLC,

PENNYMAC HOLDINGS, LLC,
PENNYMAC CORP.

and

CITIBANK, N.A.

This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 2nd day of March, 2018, by and among PENNYMAC CORP. (“PMAC”), PENNYMAC HOLDINGS, LLC (together with PMAC, each a “Seller” and collectively, the “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Servicer and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers and Servicer represent to Buyer that the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments. Effective as of March 2, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by adding the new definitions of “March 2018 Commitment Fee” and "March 2018 Installment Amount" in the appropriate alphabetical order to read as follows::

“March 2018 Commitment Fee” shall mean an amount equal to $208,333.32; reduced by any amount of the March 2018 Commitment Fee (as defined in the PMAC Agency Repurchase Agreement) paid to Buyer  under the PMAC Agency Repurchase Agreement.

"March 2018 Installment Amount" shall mean an amount equal to $104,166.66.

(b)Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean May 1, 2018 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c)Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from March 2, 2018 to May 1, 2018, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on March 2, 2018 through May 1, 2018, equal to the March 2018 Commitment Fee (reduced by any amount of the March 2018 Commitment Fee paid to Buyer under Amendment One to the PMAC Agency Repurchase Agreement).  The March 2018 Commitment Fee shall be payable in two installments each equal to the March 2018 Installment Amount.  The first installment shall be due and payable on or prior to March 2, 2018, and the second installment shall be due and payable on or prior to April 2, 2018.  Each such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim.  Buyer may, in its sole discretion, net all or any portion of the March 2018 Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Sellers.  The March 2018 Commitment Fee is and shall be deemed to be fully earned and non-refundable as of March 2, 2018.

Section 2.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 3.Representations.  Sellers and Servicer hereby represent to Buyer that as of the date hereof, the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 4.Binding Effect; Governing Law.  This Amendment Number One shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 5.Counterparts.  This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.,
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC,
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.